SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

DAKOTA TERRITORY RESOURCE CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada	Commission File Number	98-0201259
(State or other jurisdiction of incorporation or organization)	000-50191	(I.R.S. Employer Identification Number)

141 Glendale Dr.
Lead, South Dakota 57754
(Address of Principal Executive Offices and Zip Code)

(605) 717-2450
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2021, Dakota Territory Resource Corp (“Company”) filed a Form 8-K (“March 8-K”) describing a “change of control” event by which a Company director, Richard Bachman, agreed to resign and two new directors, Jonathan T. Awde and Robert Quartermain, agreed to become directors. The effective date of the resignation of Mr. Bachman and the appointments of Messrs. Awde and Quartermain is 10 days subsequent to the mailing of a Schedule 14f-1 to shareholders. The Schedule 14f-1 was mailed to shareholders on March 16, 2021. Accordingly, effective as of March 26, 2021 (i) Richard Bachman resigned as a director of the Company, and (ii) Messrs. Awde and Quartermain became directors of the Company. Relevant information regarding the new directors is set forth in the March 8-K and Schedule 14f-1 filed with the SEC on March 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP

Date:	March 26, 2021
By:	/s/ Jonathan T. Awde
Jonathan T. Awde,
PRESIDENT AND CHIEF EXECUTIVE OFFICER